Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Manitex International Inc. (the “Company”) acquired Rabern Rentals, LLC (“Rabern”) on April 11, 2022 for total consideration of approximately $26 million, subject to various adjustments, escrows and other provisions of the Purchase Agreement. The Company financed the acquisition by borrowings on the Company’s line of credit and a term loan.

The accompanying unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X, as amended by the SEC Final Rule Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and Rabern’s historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of Rabern. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021, give effect to the transaction as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of December 31, 2021, gives effect to the transaction as if it had occurred on December 31, 2021. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information.

Release No. 33-10786 (effective January 1, 2021) replaced the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions and present the reasonably estimable synergies (“Transaction Accounting Adjustments”), and has elected to present other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The unaudited pro forma condensed combined financial information does not reflect the benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the dates indicated and does not purport to indicate results of operations for any future period.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and Rabern’s historical information included herein.

MANITEX INTERNATIONAL

PRO FORMA CONDENSED BALANCE SHEET

(unaudited)

December 31, 2021

(in thousands)

	Manitex International Historical	Rabern Rentals Historical	Management Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
ASSETS
Current assets
Cash	$21,359	$1,361	—		$(55,513)	(a)	$22,720
	—	—	—		55,513	(b)
Cash – restricted	222	—	—		—		222
Trade receivables (net)	30,515	2,556	—		—		33,071
Other receivables	2,039	—	—		—		2,039
Inventory (net)	64,965	859	—		50	(f)	65,874
Prepaid expense and other current assets	2,436	—	—		—		2,436

Total current assets	121,536	4,776	—		50		126,362

Total fixed assets (net)	16,460	17,018	—		8,274	(g)	41,752
Operating lease assets	3,563	—	2,119	(3)	—		5,682
Intangible assets (net)	11,946	—	—		5,700	(i)	17,646
Goodwill	24,949	—	—		16,969	(h)	41,918
Other long-term assets	1,143	496	—		—		1,639
Deferred tax assets	178	—	—		—		178

Total assets	$179,775	$22,290	$2,119		$30,993		$235,177

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$44,136	$396	—		—		$44,532
Accrued expenses	10,539	466	—		232	(c)	11,737
					500	(l)
Related party payables (net)	203	—	—		—		203
Notes payable	18,401	12,922	—		(12,922)	(a)	18,401
Current portion of finance lease obligations	399	—	—		—		399
Current portion of operating lease obligations	1,064	—	495	(3)	—		1,559
Customer deposits	7,121	35	—		—		7,156

Total current liabilities	81,863	13,819	495		(12,190)		83,987

Long-term liabilities
Revolving term credit facilities (net)	12,717	—	—		(12,717)	(a)	40,566
					40,566	(b)
Notes payable (net)	10,089	—	—		14,947	(b)	25,036
Finance lease obligations (net of current portion)	3,822	—	—		—		3,822
Non-current operating lease obligations (net of current portion)	2,499	—	1,624	(3)	—		4,123
Deferred gain on sale of property	507	—	—		—		507
Deferred tax liability	1,074	—	—		855	(m)	1,929
Other long-term liabilities	4,389	—	—		—		4,389

Total long-term liabilities	35,097	—	1,624		43,651		80,372

Total liabilities	116,960	13,819	2,119		31,461		164,359

Commitments and contingencies
Equity
Common Stock	132,206	—	—		—		132,206
Paid in capital	3,264	8,471	—		(8,471)	(j)	3,264
Retained earnings (deficit)	(68,436)	—	—		(1,742)	(a),(c)	(70,678)
		—	—		(500)	(l)
Accumulated other comprehensive loss	(4,219)	—	—		—		(4,219)
Equity attributable to noncontrolling interest	—	—	—		10,245	(k),(m)	10,245

Total equity	62,815	8,471	—		(468)		70,818

Total liabilities and equity	$179,775	$22,290	$2,119		$30,993		$235,177

MANITEX INTERNATIONAL

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(unaudited)

For the year ended December 31, 2021

(in thousands, except per share amounts)

	Manitex International Historical	Rabern Rentals Historical	Management Adjustments (Note 3)		Transaction Accounting Adjustments (Note 4)		Pro Forma Combined
Net revenues	$211,539	$21,280	—		—		$232,819
Cost of sales	175,377	9,154	321	(2)	—		183,863
			(690)	(1)
					(299)	(g)
Cost of sales - inventory write-down	3,226	—	—		—		3,226

Gross profit	32,936	12,126	369		299		45,730
Operating expenses
Research and development costs	3,332	—	—		—		3,332
Selling, general and administrative expenses	31,948	7,619	(321)	(2)	—		43,050
			690	(1)
					1,742	(c)
					348	(i)
					781	(d)
					243	(e)
Impairment of intangibles and fixed assets	2,078	—	—		—		2,078

Total operating expenses	37,358	7,619	369		3,114		48,460

Operating income (loss)	(4,422)	4,507	—		(2,815)		(2,730)
Other income (expense)
Interest expense	(2,084)	(516)	—		(1,212)	(b)	(3,812)
Interest income	43	—	—		—		43
Gain on Paycheck Protection Program loan forgiveness	3,747	—	—		—		3,747
Foreign currency transaction loss	(543)	—	—		—		(543)
Other income (expense)	(97)	(16)	—		—		(113)

Total other income (expense)	1,066	(532)	—		(1,212)		(678)

Income (loss) before income taxes	(3,356)	3,975	—		(4,027)		(3,408)
Income tax expense	1,217	45	—		500	(l)	1,762

Net income (loss)	(4,573)	3,930	—		(4,527)		(5,170)

Less: Net income (loss) attributable to noncontrolling interest	—	1,179	—		(472)		707

Net (loss) income attributable to shareholders of Manitex International, Inc.	$(4,573)	$2,751	$—		$(4,055)		$(5,877)

Income (loss) per share
Basic	$(0.23)	—	—		—		$(0.26)
Diluted	$(0.23)	—	—		—		$(0.26)
Weighted average common shares outstanding
Basic	19,900,117	—	—		—		19,900,117
Diluted	19,900,117	—	—		—		19,900,117

1.	Basis of Presentation

Manitex International, Inc. (the “Company”) acquired Rabern Rentals, LLC (“Rabern”) on April 11, 2022.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are based upon available information and certain assumptions (1) directly attributable to the acquisition, (2) factually supportable and reasonable under the circumstances and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the acquisition. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed.

The acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations.” As the acquirer for accounting purposes, the Company has estimated the fair value of Rabern’s assets acquired and liabilities assumed and conformed the accounting policies of Rabern to its own accounting policies.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.	Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair value of Rabern’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as if the acquisition had closed on December 31, 2021 (in thousands):

Cash and cash equivalents	$2,275
Net working capital, net of cash and inventory	1,813
Inventories	1,171
Property and equipment	27,658
Intangible assets	5,700
Goodwill	13,675

Total estimated consideration	$52,292

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property and equipment, (2) changes in allocations to intangible assets, (3) changes in operating lease right-of-use assets and liabilities, (4) changes in income taxes, and (5) other changes to assets and liabilities, including working capital adjustments.

The above table does not tie into the proforma balance sheet due to certain adjustments being prorated to reflect the difference between the acquisition occurring on April 11, 2022 and the proforma balance sheet as of December 31, 2021.

3.	Management Adjustments

The reclassification adjustments are based on our preliminary estimates and assumptions that are subject to change. The following reclassification adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(1)

The Company recognizes certain administrative personnel expenses in selling, general, and administrative expense, while Rabern recognizes these expenses in cost of sales. Therefore, this reclassification adjustment conforms the presentation of these expenses to the Company’s presentation.

(2)

The Company recognizes certain small equipment purchase expenses in cost of sales, while Rabern recognizes these expenses in selling, general, and administrative expense. Therefore, this reclassification adjustment conforms the presentation of these expenses to the Company’s presentation.

(3)	The Company recorded the operating assets and the related liabilities to conform with ASC 842 for Rabern’s facilities.

4.	Transaction Accounting Adjustments

The transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)

Reflects consideration of $55.5 million of cash paid at closing which includes $25.9 million of total consideration paid to acquire Rabern, $12.8 million related to the payoff of previous credit facilities, $15.3 million related to the payoff of previous term note at Rabern, and $1.5 million related to acquisition costs. Certain adjustments are prorated to reflect the difference between the acquisition occurring on April 11, 2022 and the proforma balance sheet as of December 31, 2021.

(b)	Reflects the increase in borrowings on the line of credits and term debt, net of deferred financing costs of $40.6 million and $14.9 million, respectively incurred to fund the acquisition.

The following table summarizes the change in interest expense resulting from interest on the borrowings on the line of credit and the amortization of related debt issuance costs (in thousands):

December 31, 2021
Estimated interest expense	$2,223
Estimated debt issuance costs	(40)
Historical interest expense	(860)
Historical debt issuance costs	(111)

Pro forma adjustments to interest expense	$1,212

(c)

Reflects the total non-recurring transaction cost of $1.7 million which includes an accrual of $0.2 million of additional non-recurring transaction costs incurred subsequent to December 31, 2021, including advisory, legal, accounting, and other expenses.

(d)	There was $0.8 million of estimated additional general and administrative expense related to professional and other fees for the year ended December 31, 2021.

(e)	Reflects the adjustment to record rent expense at the Rabern facilities based on market rates.

The following table summarizes the change in the estimated rent expense (in thousands):

December 31, 2021
Estimated rent expense	$545
Historical rent expense	(302)

Pro forma adjustments to rent expense	$243

(f)

Reflects the prorated adjustment of less than $0.1 million to step up the estimated fair value of the merchandise inventory. The calculation of fair value is preliminary and subject to change. The fair value was determined based on the estimated selling price of the inventories, less selling and disposition expenses.

(g)

Reflects the prorated adjustment of $8.3 million to increase the basis in the acquired property and equipment to the estimated fair value. The estimated useful lives were approximately 7 years. The fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of the specific types, nature, age, condition, and location of Rabern’s property and equipment.

The following table summarizes the change in the estimated depreciation expense (in thousands):

December 31, 2021
Estimated depreciation expense	$3,951
Historical depreciation expense	(4,250)

Pro forma adjustments to depreciation expense	$(299)

(h)

Reflects the preliminary goodwill of $17.0 million, calculated as if the net assets were acquired on December 31, 2021. The actual goodwill to be recorded in our December 31, 2022 financial statements may be materially different, due to the changes in Rabern’s working capital balances between December 31, 2021 and the acquisition date of April 11, 2022, as well as possible changes as the purchase price allocation is completed. See the preliminary purchase price allocation in Note 2.

(i)

Reflects the adjustment of $5.7 million to record the intangible assets acquired by the Company based on their estimated fair values. As part of the preliminary valuation analysis, the Company identified intangible assets for trade names and trademarks and customer relationships. The fair value of identifiable intangible assets is determined primarily using the relief from royalty approach.

The following table summarizes the estimated fair values of Rabern’s identifiable intangible assets and their estimated useful lives (dollars in thousands):

			Amortization Expense
	Estimated Fair Value	Estimated Useful Life (in years)	December 31, 2021
Trade names and trademarks	$1,200	25	$48
Customer relationships	4,500	15	300

	$5,700		$348

Historical amortization expense			—

Pro forma adjustments to amortization expense			$348

This preliminary estimate of fair value and estimated useful life may differ from the final amounts the Company will calculate after completing a detailed valuation analysis, and the difference could have a material impact on the accompanying unaudited pro forma condensed combined financial statements.

(j)	Reflects the elimination of the historical equity of Rabern.

(k)	Reflects the adjustment of $11.1 million fair market value of noncontrolling interest related to the 30% interest in Rabern held by the prior owner.

(l)

Reflects the income tax effect of pro forma adjustments related to Rabern based on the estimated blended federal and state statutory income tax rate of 22% for the year ended December 31, 2021. Rabern is a separate taxpaying entity for US federal tax purposes. The Company did not recognize an income tax benefit of proforma adjustments related to Manitex due to the US valuation allowance.

(m)	Reflects the preliminary deferred tax liability related to book basis in excess of tax attributable to the noncontrolling interest as if the net assets were acquired on December 31, 2021.